Exhibit 23.5

November 24, 2014

Board of Directors

Amtech Systems, Inc.

131 South Clark Drive

Tempe, Arizona 85281

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated October 20, 2014, to the Board of Directors of Amtech Systems, Inc. (“Amtech”) as Annex B to, and to any reference thereto, in the joint proxy statement/prospectus relating to the proposed merger involving Amtech and BTU International, Inc., which joint proxy statement/prospectus forms a part of Amtech’s Registration Statement on Form S-4 to which this consent is filed as an exhibit. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ STIFEL, NICOLAUS & COMPANY, INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

787 7th AVENUE, 11TH FLOOR I NEW YORK, NEW YORK 10019 (212) 847-6680 I WWW.ST1FEL.COM